AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                           STRONG EQUITY FUNDS, INC.

          The undersigned Vice President of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create Strong Mid Cap Disciplined Fund and Strong U.S. Emerging Growth Fund as additional classes of Common Stock:

          "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

               CLASS                              AUTHORIZED NUMBER OF SHARES

          Strong Growth Fund                              Indefinite
          Strong Value Fund                               Indefinite
          Strong Mid Cap Fund                             Indefinite
          Strong Index 500 Fund                           Indefinite
          Strong Growth 20 Fund                           Indefinite
          Strong Small Cap Value Fund                     Indefinite
          Strong Dow 30 Value Fund                        Indefinite
          Strong Strategic Growth Fund                    Indefinite
          Strong Enterprise Fund                          Indefinite
          Strong Mid Cap Disciplined Fund                 Indefinite
          Strong U.S. Emerging Growth Fund                Indefinite'''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on October 23, 1998 in accordance with
Section 180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.

          Executed in duplicate this 14th day of December, 1998.

                                   STRONG EQUITY FUNDS, INC.

                                   By: /s/ Stephen J. Shenkenberg
                                       --------------------------------------
                                      Stephen J. Shenkenberg, Vice President

This instrument was drafted by:

John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

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